SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2005

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4© under the Exchange Act (17 CFR 240.13e–4©)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2005, TenFold Corporation issued a press release announcing a change in its President, Chief Executive Officer and Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Effective November 17, 2005, Dr. Nancy Harvey has departed from the company and her role as TenFold’s President, Chief Executive Officer, and Chief Financial Officer.

Robert W. Felton, age 66, has been named as interim President, Chief Executive Officer and Chief Financial Officer of TenFold, effective November 17, 2005.

Mr. Felton was elected Chairman of TenFold’s Board of Directors on November 9, 2005. He has served as a member of TenFold’s Board of Directors since March 1997. Mr. Felton was the founder and served as a member of the Board of Directors of Indus International, Inc., a software applications company, since its inception in 1988 until 2002. From 1988 to January 1999, Mr. Felton also served as Indus’s Chairman, President, and Chief Executive Officer. Mr. Felton holds a BS in mechanical engineering from Cornell University and an MS in nuclear engineering from the University of Washington.

Mr. Felton, is also the founder and majority shareholder of DevonWay, a TenFold customer. In June 2005, TenFold entered into an agreement with DevonWay, to provide licenses, consulting services, technical support services, and training, for a total of approximately $314,000. In August 2005, TenFold completed a further licensing transaction with DevonWay, resulting in a cash payment to TenFold of $1 million. All disinterested members of our Board of Directors approved of these related party transactions and the general ongoing business relationship with DevonWay.

During September 2005, TenFold entered into additional consulting and training agreements with DevonWay totaling approximately $120,000.

TenFold’s revenues from DevonWay were license revenues of $160,000 for the nine months ended September 30, 2005, and services and other revenues of $216,000 and $332,000 for the three and nine months ended September 30, 2005, respectively. As of September 30, 2005, TenFold had accounts receivable from DevonWay of $11,000. For the three and nine months ended September 30, 2005, TenFold received cash inflows from DevonWay of $1.3 million and $1.5 million, respectively.

In connection with his appointment as interim President, Chief Executive Officer and Chief Financial Officer of TenFold, Mr. Felton resigned as Compensation Committee Chairman, effective November 17, 2005. The Board named existing Compensation Committee member, Ralph W. Hardy, Jr., as Chairman of the Compensation Committee, and named existing Director, Robert E. Parsons, Jr., to the Compensation Committee, effective November 17, 2005.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Number	Description

99.1	TenFold Corporation press release issued November 17, 2005

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert W. Felton
Name:	Robert W. Felton
Title:	President, Chief Executive Officer,
and Chief Financial Officer

Dated: November 22, 2005

EXHIBIT INDEX

Number	Description

99.1	TenFold Corporation press release issued November 17, 2005